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                                                                   EXHIBIT 10.37

                                NINTH SUPPLEMENT
                    AMENDING NORTHERN BORDER PIPELINE COMPANY
                          GENERAL PARTNERSHIP AGREEMENT
                               DATED JULY 16, 2001


         This Agreement is dated as of July 16, 2001 (the "Ninth Supplement") by and among Northern Border Intermediate Limited Partnership, a Delaware limited partnership ("NBILP") and TC PipeLines Intermediate Limited Partnership, a Delaware limited partnership ("TCILP").

WITNESSETH THAT:

         WHEREAS, NBILP and TCILP are parties to that certain General Partnership Agreement for Northern Border Pipeline Company, a Texas general partnership (the "Partnership"), effective as of March 9, 1978, as amended by
(i) the "First Supplement," dated as of October 25, 1979 (as amended by agreement dated April 20, 1990), (ii) the Phase I Partnership Commitment Agreement dated December 12, 1980, (iii) the "Second Supplement," dated as of December 15, 1980 (as amended by agreement dated April 20, 1990), (iv) the "Third Supplement," dated October 1, 1981, (v) the "Forth Supplement," dated February 17, 1984, (vi) the "Fifth Supplement," dated April 20, 1990, (vii) the "Sixth Supplement," dated April 19, 1991, (viii) the "Seventh Supplement," dated September 23, 1993, (ix) the "Eighth Supplement," dated May 21, 1999, such General Partnership Agreement, as amended or supplemented, being herein referred to as the "Partnership Agreement"; and

         WHEREAS, the Partners desire to further amend the Partnership Agreement to facilitate the management of the Partnership by providing for means by which the Management Committee may approve actions without requiring a special meeting or waiting for a regularly scheduled meeting.

         NOW, THEREFORE, NBILP and TCILP, intending to be legally bound hereby, hereby agree as follows:

         1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Partnership Agreement.

         2. Amendment of Partnership Agreement. Section 8.2.3 of the Partnership Agreement is amended to add the following as a second paragraph:

              "Any action required or permitted to be taken at any meeting of the Management Committee may be taken without a meeting, and without prior notice, if a consent or consents in writing, setting forth the action so taken, shall be signed by all Representatives of the Management Committee. Any such consent shall be filed with the minutes of proceedings of the Management Committee and shall have the same force and effect as a unanimous vote at a meeting. Subject to the requirement for notice of such meetings, Representatives of the Management Committee may participate in a meeting of the Management Committee by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not properly called or convened."

         3. Section 2 is amended by including a new Section 2.62 to read as follows:

              "2.62 Ninth Supplement: The Agreement dated as of July 16, 2001 among the Partners."



         IN WITNESS WHEREOF, the Partners have caused this Ninth Supplement to be executed by their respective duly authorized officers.


NORTHERN BORDER INTERMEDIATE LIMITED PARTNERSHIP, a Delaware limited partnership

By:  /s/ William R. Cordes
   -----------------------------------
Name:  William R. Cordes
Title:  Chief Executive Officer



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TC PIPELINES INTERMEDIATE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:  TC PipeLines GP, Inc., its General Partner




By: /s/ Ron J. Turner                        By: /s/ Paul MacGregor
     ------------------------------          -----------------------------------
Name:   Ron J. Turner                        Name:   Paul MacGregor
Title:  Executive Vice President             Title:  Vice President